Exhibit 10.129

AMENDMENT

CALIFORNIACARE MEDICAL SERVICES AGREEMENT

This Amendment to CaliforniaCare Medical Services Agreement (“Amendment”), is entered into at Woodland Hills, Los Angeles County, California as of July 1, 1999 by and between Blue Cross of California and its Affiliates (“BLUE CROSS”) and Prospect Medical Group (“PARTICIPATING MEDICAL GROUP”).

RECITALS

A.                                   BLUE CROSS and PARTICIPATING MEDICAL GROUP have previously entered into a CaliforniaCare Medical Services Agreement, whereby PARTICIPATING MEDICAL GROUP is designated as a Participating Medical Group.  The foregoing agreement and any amendments thereto shall be referred to herein as the “Agreement.” All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

B.                                     The parties desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, IT IS AGREED:

1.                                       BLUE CROSS and PARTICIPATING MEDICAL GROUP hereby agree that PARTICIPATING MEDICAL GROUP Physicians may freely communicate with Members regarding the treatment options available to them, including medication treatment options, regardless of benefit coverage limitations

Upon acceptance by the parties, this Amendment, as of the date specified above, shall become a part of the Agreement, and all provisions of the Agreement not specifically inconsistent herewith shall remain in full force and effect.

BLUE CROSS OF CALIFORNIA		PROSPECT MEDICAL GROUP

Signature:	/s/ Barry Ford	Signature:	/s/ Peter G. Goll

Name:	Barry Ford	Name:	Peter G. Goll

Title:	VP Network Development/Management	Title:	Senior Vice President

Date:	6-14-99	Date:	6-1-99